UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2025

VIAVI SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)

(408) 404-3600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, Viavi Solutions Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that the Board of Directors (the “Board”) of the Company had appointed Richard Burns and Eugenia Corrales as independent directors of the Company, effective July 24, 2025. At the time of the Original 8-K, the Board had not made a determination regarding any committee assignments for Mr. Burns and Ms. Corrales.

The Company is filing this Amendment No. 1 to the Original 8-K to report that, on August 13, 2025, the Board appointed Mr. Burns to the Compensation Committee and Ms. Corrales to the Audit Committee and the Cybersecurity Steering Committee, effective immediately. The Board determined that both directors meet the qualifications for each applicable committee, both directors are “independent” under applicable rules of the Securities and Exchange Commission and Nasdaq listing rules, and Ms. Corrales is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel and Secretary
August 18, 2025